UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

ENERGOUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED APRIL 17, 2025
ENERGOUS CORPORATION
3590 North First Street, Suite 330
San Jose, California 95134
April [•], 2025
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Energous Corporation to be held at 9:00 a.m., Pacific Time, on Wednesday, June 11, 2025. The meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2025, where you will be able to listen to the meeting live, submit questions, and vote. We believe that holding the meeting virtually is an important step to enhancing accessibility to our annual meeting and reducing the carbon footprint of our activities.
We look forward to your attending either virtually or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. Please give these materials your careful attention.
Very truly yours,
[•]
David Roberson
Chairman of the Board

ENERGOUS CORPORATION
3590 North First Street, Suite 330
San Jose, California 95134
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2025
To the Stockholders of Energous Corporation:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Energous Corporation, a Delaware corporation, will be held on Wednesday, June 11, 2025 at 9:00 a.m., Pacific Time. The meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2025, where you will be able to listen to the meeting live, submit questions, and vote:
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To elect four members to the Board of Directors, each to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

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To ratify the appointment of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);

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To approve, in a non-binding advisory vote, the compensation of our named executive officers (Proposal 3);

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To approve, in a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4);

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To approve the Energous Corporation Amended and Restated 2024 Equity Incentive Plan to increase the available share reserve by 2,000,000 shares (Proposal 5);

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To approve an amendment to our second amended and restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board of Directors in its discretion (Proposal 6);

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To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5 or 6 (Proposal 7); and

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To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 16, 2025, the record date for the meeting fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.
By Order of the Board of Directors,
[•]
David Roberson
Chairman of the Board
San Jose, California
April [•], 2025

PROXY STATEMENT

3590 North First Street, Suite 330
San Jose, California 95134

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 11, 2025

INFORMATION ABOUT SOLICITATION AND VOTING
The Board of Directors (the “Board” or “Board of Directors”) of Energous Corporation d/b/a Energous Wireless Power Solutions (the “Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on Wednesday, June 11, 2025 at 9:00 a.m., Pacific Time. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/WATT2025, where you will be able to listen to the meeting live, submit questions, and vote. We believe that holding the Annual Meeting virtually is an important step to enhancing accessibility to the meeting and reducing the carbon footprint of our activities. This proxy statement and the accompanying other proxy materials will be first made available to stockholders on or about April [•], 2025.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
You have received these materials because you were a stockholder as of the close of business on the record date, which is April 16, 2025, and our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide you under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.
What is a proxy?
If you are a stockholder of record, our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.
What does it mean to be a “stockholder of record”?
If, as of the close of business on the record date, your shares of Energous common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record. As a stockholder of record, you have the right to vote at the Annual Meeting. You may also vote by Internet, telephone or mail, as described in the notice and below under the heading “How do I vote?”
What does it mean to beneficially own shares in “street name”?
If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account. You will only be able to vote at the Annual Meeting if you receive a valid proxy from your brokerage firm, bank or similar intermediary organization. In addition, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.
If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a stockholder of record. For shares held in street name, the stockholder of record is the bank, broker or similar organization.
What is included in our proxy materials?
These materials include:
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the Notice of Annual Meeting of Stockholders;

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the Proxy Statement; and

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the 2024 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2024.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card, or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described below) instead of a paper copy of the proxy materials, see the section titled “Voting Information” below for information regarding how you can vote your shares.
What items will be voted on at the Annual Meeting?
There are seven proposals scheduled to be voted on at the Annual Meeting:
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to elect four director nominees nominated by our Board of Directors, each to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

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to ratify the appointment of BPM LLP (“BPM”) as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);

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to approve, in a non-binding advisory vote, the compensation of our named executive officers (Proposal 3);

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to approve, in a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4);

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to approve the Energous Corporation Amended and Restated 2024 Equity Incentive Plan to increase the available share reserve by 2,000,000 shares (Proposal 5);

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to approve an amendment to our second amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board of Directors in its discretion (Proposal 6); and

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to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5 or 6 (Proposal 7).

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
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FOR each of the nominees to the Board of Directors presented in this proxy statement (Proposal 1);

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FOR the ratification of the appointment of BPM as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);

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FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3) (the “Say-on-Pay Vote”);

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TWO YEARS for the recommendation, on a non-binding advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4) (the “Say-on-Frequency Vote”);

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FOR the approval of the Energous Corporation Amended and Restated 2024 Equity Incentive Plan to increase the available share reserve by 2,000,000 shares (Proposal 5) (the “Equity Plan Proposal”);

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FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board of Directors in its discretion (Proposal 6) (the “Reverse Stock Split Proposal”); and

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FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5 or 6 (Proposal 7) (the “Adjournment Proposal”).

No director, nominee for election as a director, or executive officer of the Company has any substantial interest in any matter to be voted upon, except that (i) with respect to Proposal 1, each of the nominees named therein has an interest with respect to his or her respective election to office, and (ii) with respect to Proposal 5 and Proposal 6, the directors, nominees and executive officers have an interest to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.
Who may participate in the Annual Meeting?
This year’s Annual Meeting will take place virtually. We designed the format of the Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 16, 2025, if you hold a valid proxy for the meeting, or if you are our invited guest. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WATT2025, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you are a beneficial owner and would like to attend and participate in the Annual Meeting, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible to obtain a valid proxy. In addition to the valid proxy, we will also require additional evidence of your beneficial ownership, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.
When is the record date and who is entitled to vote?
The Board of Directors set April 16, 2025 as the record date for the Annual Meeting. All record holders of our common stock as of the close of business on that date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of April 16, 2025, there were [•] shares of common stock outstanding.
As described below, if you are not a stockholder of record, you are entitled to direct your brokerage firm, bank, dealer or other financial intermediary how to vote your shares according to the instructions they provide to you. You will not be able to vote your shares directly unless you have a valid proxy from the stockholder of record authorizing you to do so.
How do I vote?
Stockholders of Record
If you are a stockholder of record, you may vote or submit a proxy by any of the following methods:

1.
By Internet —

Before the Annual Meeting — You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 8:59 p.m. Pacific Time on June 10, 2025. You must specify how you want your shares voted or your vote will not be completed, and you will receive an error message.
During the Annual Meeting — You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/WATT2025.
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By Telephone — You may vote by proxy, by phone, by following the instructions included on the Notice or proxy card through 8:59 p.m. Pacific Time on June 10, 2025.

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By Mail — If you received a paper copy of the proxy materials by mail, you may vote by signing and returning the proxy card included in the postage-paid envelope we have provided and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Beneficial Owners
If you are a beneficial owner holding shares in street name, you have the right to instruct the stockholder of record (your bank, broker or similar organization) on how to vote your shares by following the instructions they provide to you. If you wish to personally attend and vote electronically during the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote your shares and vote. In addition, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.
Who can I contact for more information or assistance with completing my proxy?
If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-800-201-8773 or (call collect outside North America or text) at 1-917-979-4158 or by email at contactus@kingsdaleadvisors.com.
How can I change or revoke my vote?
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Stockholders of Record — You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation, c/o Secretary, at 3590 North First Street, Suite 330, San Jose, California 95134 at or before [•] Pacific Time, on June [•], 2025, by delivering another properly completed proxy card with a later date before the electronic polls close at the Annual Meeting, by granting a subsequent proxy by telephone or through the Internet prior to the deadlines described under “How do I vote?” above, or by voting online during the Annual Meeting. Your most current proxy card or telephone or Internet proxy is the one that is counted.

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Beneficial owners of shares held in “street name” — You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?
Stockholders of Record — If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in “street name” — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
Each of the election of directors (Proposal 1), the Say-on-Pay Vote (Proposal 3), the Say-on-Frequency Vote (Proposal 4), the Equity Plan Proposal (Proposal 5) and the Adjournment Proposal (Proposal 7) are considered to be non-routine matters under applicable rules. Brokers and other nominees cannot vote without stockholder instructions on non-routine matters, so there are likely to be broker non-votes on these proposals. The ratification of the appointment of BPM as our independent registered public accounting firm for 2025 (Proposal 2) and the Reverse Stock Split Proposal (Proposal 6) are considered to be routine matters under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to such proposals.
What is the quorum for the Annual Meeting?
The presence at the Annual Meeting, in person (including virtual attendance) or by proxy, of the holders of one-third of the shares of our stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum and is necessary for the transaction of business at the Annual Meeting.
Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum.
What is the voting requirement to approve each of the proposals?
The following are the vote requirements for each proposal:
PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTIONS	BROKER DISCRETIONARY VOTE ALLOWED	EFFECT OF BROKER NON-VOTE
Proposal 1 – Election of Directors	Plurality (The four nominees receiving the highest number of “FOR” votes cast will be elected.)	No effect	No	No effect
Proposal 2 – Ratification of independent registered public accounting firm for the year ending December 31, 2025	Majority of the votes cast	No effect	Yes	Not applicable
Proposal 3 – Say-on-Pay Vote	Majority of the votes cast	No effect	No	No effect
Proposal 4 – Say-on-Frequency Vote	The frequency receiving the highest number of votes cast will be deemed approved, on an advisory basis, by stockholders.	No effect	No	No effect
Proposal 5 – Equity Plan Proposal	Majority of the votes cast	No effect	No	No effect
Proposal 6 – Reverse Stock Split Proposal	Majority of the votes cast	No effect	Yes	Not applicable
Proposal 7 – Adjournment Proposal	Majority of the votes cast	No effect	No	No effect

None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. We have also retained Kingsdale Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $17,000 plus a fee per call made on our behalf in connection with the solicitation of proxies and the reimbursement of out-of-pocket expenses incurred by it on our behalf.
Where can I find the voting results of the Annual Meeting?
We will announce the results of voting at the Annual Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors currently consists of four members. The four members of the Board of Directors set forth below have been nominated for election at the Annual Meeting, to hold office until the next annual meeting and the election of their successors.
Shares represented by all proxies received and not marked to withhold authority to vote for any individual nominee will be voted FOR the election of each of the nominees named below. Each nominee has agreed to serve if elected and the Board knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.
Nominees
The following table sets forth the nominees for election to the Board at the Annual Meeting, along with the year such director was first elected as a member of our Board, if applicable, and the positions with us held by each director.
Name	Director Since	Position with Energous
David Roberson	August 2022	Chairman of the Board
Mallorie Burak	October 2024	Director, Chief Executive Officer and Chief Financial Officer
J. Michael Dodson	August 2022	Director
Rahul Patel	August 2019	Director
Information about Director Nominees
Set forth below is background information about each director nominee, as well as information about the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve on the Board.
David Roberson, age 70, joined our Board in August 2022. Mr. Roberson serves as a member of the Board-established Office of the Chair, overseeing strategic planning and direction of the Company, working closely with the Board, the senior leadership team, and other stakeholders to deliver the strategic mission of the Company. He has also served as Chairman of the Board since April 2024. Mr. Roberson is currently the Head of Strategic Projects and Emerging Growth Solutions for the Interim Solutions Group of ZRG Partners, a role in which he has served since April 2024. Previously, Mr. Roberson served as the Chief Executive Officer of RoseRyan, an accounting and financial advisory firm, from January 2020 until March 2024. Mr. Roberson previously acted as Vice President of RoseRyan from December 2018 to December 2019 and Project Team Lead from October 2017 to May 2018. RoseRyan was acquired by ZRG Partners in April 2022. From December 2020 to February 2023, he served as Chief Executive Officer and Chief Financial Officer and as chair of the board of directors of Carney Technology Acquisition Corp. II., a technology-focused special purpose acquisition company. From 2017 to 2021, Mr. Roberson served as the Chairman of Push Technology Limited, a data optimization business. Before that, Mr. Roberson served as an advisor to various technology companies, including serving on the boards of directors of Spansion Corporation Inc., Integrated Device Technology Corporation, International Game Technology Corporation, Quantum Corporation and Brocade Communications Systems, Inc. Mr. Roberson previously served as Senior Vice President, Enterprise Servers, Storage and Networking at Hewlett-Packard Company (“HP”) from 2007 to 2011. Prior to HP, Mr. Roberson spent 26 years at Hitachi Data Systems Corporation, starting as corporate counsel and eventually becoming President and Chief Executive Officer, a position he held from 2006 to 2007. Mr. Roberson holds a B.A. in Social Ecology from the University of California, Irvine and a J.D. from Golden Gate University School of Law. Our Board believes that Mr. Roberson’s vast industry knowledge and extensive public company board service qualify him to serve as a member of our Board.
J. Michael Dodson, age 64, joined our Board in August 2022. Mr. Dodson currently serves as the Chief Financial Officer of Immersion Corporation, a leading developer and provider of technologies for haptics, where he has served since joining the company in June 2023. Prior to joining Immersion, Mr. Dodson served as the Chief Financial Officer of Quantum Corporation (“Quantum”), a data storage and management company, from May 2018 through January 2023. He also served as the interim Chief Executive Officer of Quantum from May 2018 to June 2018, a position he held until a full-time Chief Executive Officer was appointed. From August 2017 to May 2018, Mr. Dodson served as the Chief Financial Officer of Greenwave Systems (“Greenwave”), a software-defined network solutions provider. Prior to joining Greenwave, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. (“Mattson”), a semiconductor equipment manufacturer and supplier, from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Chief Financial Officer at four global public technology companies and as Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young LLP. From May 2020 to April 2021, Mr. Dodson served on the board of directors of A10 Networks, Inc., an application security company, including as Chair of the Audit Committee. From 2013 to 2020, he served on the Board of Directors of Sigma Designs, Inc., a provider of system-on-chip solutions for the home entertainment market, including as Chairman of the Audit Committee from 2014 until 2020 and Lead Independent Director from 2015 until 2020. In addition, Mr. Dodson serves as a director of two private entities: a charitable organization and a privately held for-profit company. He holds a B.B.A. degree with dual majors in Accounting and Information Systems Analysis and Design from the University of Wisconsin-Madison. Our Board believes that Mr. Dodson’s extensive experience serving as chief financial officer of both public and private companies, as well as his public company board service, including as a chairman of an audit committee for a public company, qualify him to serve as a member of our Board.
Rahul Patel, age 55, joined our Board in August 2019. Since December 2023, Mr. Patel has served as Group General Manager, Connectivity, Broadband and Networking Business Unit at Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, that operates the engineering, research and development functions of Qualcomm Incorporated and substantially all of its products and services businesses. From May 2015 through December 2023, Mr. Patel served as Senior Vice President and General Manager, Connectivity, Cloud & Networking Business Unit, at Qualcomm Technologies, Inc. From August 2002 to May 2015, Mr. Patel worked at Broadcom Corporation Inc., a developer, manufacturer and global supplier of semiconductor and infrastructure software products, where his last role was Senior Vice President and General Manager for the Wireless Connectivity business. From 2000 to 2002, Mr. Patel was a business line manager at HiFn, Inc., a security processor company. From 1998 to 2000, Mr. Patel was a Senior Marketing Manager, SystemLSI at Samsung Semiconductor, a subsidiary of Samsung Electronics. From 1996 to 1998, Mr. Patel was Senior Marketing Manager at Tritech Microelectronics, Inc., a semiconductor company. From 1993 to 1996, Mr. Patel served in various Integrated Circuit Design Engineering and Marketing roles at EPSON/S-MOS Systems, a semiconductor company. Mr. Patel holds an M.B.A. from Santa Clara University, an M.S. in Computer Science and Engineering from Arizona State University, and a B. Tech in Electronics and Communications Engineering from National Institute of Technology, Warangal, India. Our Board believes that Mr. Patel’s extensive executive, managerial, marketing and engineering experience and in-depth knowledge of the semiconductor, consumer, mobile and telecommunications industries qualify him to serve as a member of our Board of Directors.
The background information for Mallorie Burak is set forth below in the section titled, “Executive Officers.” Our Board believes that Ms. Burak’s extensive experience as an executive, including as our Chief Executive Officer and Chief Financial Officer, and her successful experience in turning around small-cap companies qualify her to serve as a member of our Board.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Independence
The Board has determined that each of J. Michael Dodson, Rahul Patel, and David Roberson is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Board has also determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors and meet any other requirements for membership on those specific committees under applicable Nasdaq and SEC rules. Ms. Burak does not qualify as an independent director due to her current roles as Chief Executive Officer and Chief Financial Officer of the Company.
Board Leadership Structure
The Board does not have a general policy regarding the separation of the roles of Chair and Chief Executive Officer. The Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board has reviewed our current Board leadership structure in light of the composition of the Board, the size of the Company, the nature of our business and other relevant factors. We currently have a Chief Executive Officer and a separate Chair of the Board. The Board believes that having an independent Chair helps to ensure that management is subject to independent and objective oversight and that the independent directors have an active voice in the governance of the Company. Ms. Burak serves as our Chief Executive Officer and Chief Financial Officer. Mr. Roberson serves as the Chairman of the Board. Effective March 24, 2023, the Board also established an Office of the Chair, currently composed of Mr. Roberson and Ms. Burak. The Office of the Chair oversees strategic planning and direction of the Company, working closely with the Board, the senior leadership team, and other stakeholders to deliver the strategic mission of the Company.
Security Holder Communications with the Board of Directors
Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chair of the Board, as a representative of the entire Board, or to the individual director or directors, in each case, c/o Chief Financial Officer, Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134. Our Chief Financial Officer reviews any such security holder communication and forwards relevant communications to the addressee.
Policies Regarding Director Nominations
The Board has adopted a policy concerning director nominations, which is available at www.energous.com and summarized below.
Director Qualifications
The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board in the context of the needs of the business and the current composition and needs of the Board.
Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, and personal integrity and sound business judgment. The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board. All candidates for director nominee must have time available to devote to their service on the Board. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.
Process for Identifying and Evaluating Director Nominees
The Board is responsible for selecting Board nominees for election by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for Board approval as director nominees for election to the Board. The Corporate Governance and Nominating Committee also recommends candidates for Board appointment to Board committees.
Procedures for Recommendation of Director Nominees by Stockholders
The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:
•
the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•
the class and number of shares of our equity securities that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•
a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•
the name of the individual recommended for consideration as a director nominee; and

•
all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134. Our Corporate Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing Board members, our Corporate Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Corporate Secretary will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.
Policy Governing Director Attendance at Annual Meetings of Stockholders
While we do not have a formal policy governing director attendance at our annual meeting of stockholders, we do encourage our directors to attend. All of our Board members then serving attended the 2024 annual meeting of stockholders.
Code of Ethics
We have in place a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•
compliance with applicable governmental laws, rules and regulations;

•
the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•
accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us, upon a request directed to Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.
Hedging Policy and Insider Trading Policy
Our insider trading policy prohibits our employees, officers, directors and consultants from engaging in hedging or monetization transactions involving our securities. Additionally, our insider trading policy prohibits our employees, officers, directors and consultants from engaging in transactions involving options, convertible debentures or other derivative securities on our securities, such as puts and calls, engaging in short sales of our securities, including short sales “against the box”, and using or pledging our securities as collateral in a margin account or as collateral for a loan.
In addition, our insider trading policy governs the purchase, sale, and other dispositions of our securities by our employees, officers, directors and consultants, as well as the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards.
The Board of Directors and its Committees
Board of Directors
Our Second Amended and Restated Bylaws (‘‘Bylaws”) state that the number of directors constituting the Board of Directors shall be determined by resolution of the Board, and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and decrease the number of directors to eliminate any vacancies.
The Board currently has three standing committees — a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee. Each standing committee has a charter that has been approved by the Board, a copy of which is available at the investor relations page on our website www.energous.com. Each committee reviews the appropriateness of its charter annually and at such other interval as each committee determines. The Board and each of its standing committees has authority to engage its own advisors and consultants.
During 2024, our Board met eight times, our Audit Committee met four times, our Compensation Committee met two times, and our Corporate Governance and Nominating Committee met two times. In addition, during 2024, the Board and its committees held numerous informal discussions and acted by unanimous written consent in lieu of a meeting an aggregate of twenty-four times. During 2024, all of our directors attended at least 75% of the aggregate meetings held by the Board of Directors and the Board committees on which they served.
The following table sets forth the current members of each Board committee:
Name	Audit	Compensation	Corporate Governance and Nominating
Rahul Patel	X	Chair	X
J. Michael Dodson	Chair	X	X
David Roberson	X	X	Chair
Board Committees
Audit Committee.   The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. Our Audit Committee currently consists of Mr. Dodson (Chair), Mr. Roberson and Mr. Patel. Each member of the Audit Committee is financially literate. The Board has determined that each current member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has appointed Mr. Dodson as Chair of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee, among other things, (1) reviews, monitors and reports to the Board on the adequacy of our financial reporting process and system of internal control over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders, and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
Compensation Committee.   Our Compensation Committee currently consists of Mr. Patel (Chair), Mr. Dodson and Mr. Roberson. The Board has determined that each current member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director within the meaning of the Nasdaq director independence standards. The Compensation Committee, among other things, (1) discharges the responsibilities of the Board relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.
The Compensation Committee has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee did not engage a compensation consultant in 2024.

Corporate Governance and Nominating Committee.   Our Corporate Governance and Nominating Committee currently consists of Mr. Roberson (Chair), Mr. Dodson and Mr. Patel. The Board has determined that each current member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards. The Corporate Governance and Nominating Committee, among other things, (1) recommends to the Board persons to serve as members of the Board and its committees, (2) considers any director nominees submitted by stockholders, (3) assists the Board in evaluating the performance of directors and Board committees, (4) advises the Board regarding the appropriate Board leadership structure, (5) reviews and makes recommendations to the Board on corporate governance and corporate responsibility and sustainability matters and (6) reviews Board size and composition and recommends any changes it deems advisable to the Board.
Role of the Board in Risk Oversight
The Board administers its risk oversight function directly and through the Audit Committee. The Board and Audit Committee regularly discuss with management our major risk exposures, their potential financial impact on us, and steps to monitor and control those risks.
In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management and the independent auditors.
The Audit Committee assists the Board with oversight of risk management by reviewing the Company’s financial statements and meeting with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal control systems, and discusses with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.
In addition, our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and periodically retains outside compensation and legal experts for that purpose. In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking or create risks that are reasonably likely to have a material adverse effect on us, primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals.
Director Compensation
Compensation of our non-employee directors includes a cash component and an equity component. Employee directors are not compensated for serving on the Board. Ms. Burak did not receive any compensation as a director in 2024 because of her service as Chief Executive Officer and Chief Financial Officer.

Each non-employee director receives cash compensation consisting of an annual retainer of $25,000, and the following annual amounts, as applicable:
Chair of the Board	$25,000
Lead Independent Director (if applicable)	$25,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$5,000
Corporate Governance and Nominating Committee Chair	$10,000
Corporate Governance and Nominating Committee Member	$5,000
Each non-employee director receives equity compensation in the form of restricted stock units (“RSUs”) for shares of our common stock. Upon first appointment or election to the Board, each such director receives an initial RSU award covering a number of shares equal to $100,000 divided by the fair market value of our common stock, vesting in three equal annual installments. Each year, the director receives a refresh RSU award covering a number of shares equal to $50,000 divided by the fair market value of our common stock, vesting on the first anniversary of the grant date. The refresh RSU awards are limited to 1,250 shares per year. Beginning after April 2025, the annual Board grant will be RSUs equal to 15,000 shares for each non-employee director, with a capped value of $50,000. In addition, the Chair of the Board receives an RSU award equal to 1,000 shares that vests after one year (the RSU award increasing to 2,500 shares beginning after April 2025). Unvested equity compensation for directors accelerates upon a change of control. Equity awards under our non-employee director compensation policy are granted pursuant to our 2024 Equity Incentive Plan.
The following table sets forth information about the compensation of each non-employee director who served on our Board during 2024:
Name	Fees Earned or Paid in Cash	Stock Awards(1)(5)	Total
Reynette Au(2)	$17,500	$3,668	$21,168
Rahul Patel	$58,750	$2,038	$60,788
J. Michael Dodson	$58,750	$2,038	$60,788
David Roberson(4)	$51,250	$2,038	$53,288
Cesar Johnston(3)	$7,575	$—	$7,575

(1)
The amounts shown in this column indicate the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our most recent Annual Report on Form 10-K.

(2)
Ms. Au resigned from the Board on April 24, 2024.

(3)
Mr. Johnston no longer served as President and Chief Executive Officer of the Company effective March 24, 2024. Mr. Johnston served as a non-employee director from March 24, 2024 until the end of his term on June 12, 2024.

(4)
Mr. Roberson elected to waive his cash fees of $18,750 for the second quarter ended June 30, 2024.

(5)
The aggregate number of stock awards and option awards outstanding as of December 31, 2024 and held by non-employee directors who served on the Board during 2024 were as follows:

Name	Shares Subject to Outstanding Stock Awards
Reynette Au	—
Rahul Patel	1,250
J. Michael Dodson	2,084
David Roberson	2,084
Cesar Johnston	—

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2025. BPM has served as our independent registered public accounting firm since April 2024. Representatives of BPM are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Although it is not required to do so, the Board is submitting the Audit Committee’s retention of BPM as the Company’s independent registered public accounting firm for ratification by stockholders at the meeting to ascertain the view of our stockholders regarding such selection. If our stockholders fail to ratify the selection of BPM as the independent registered public accounting firm for 2025, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Change in Independent Registered Public Accounting Firm
The Audit Committee conducted a process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. As a result of this process, on April 11, 2024, the Audit Committee appointed BPM as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Also on April 11, 2024, the Company, with the approval of the Audit Committee, dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.
The reports of Marcum on the Company’s financial statements as of and for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2023, there were (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal year ended December 31, 2023 and through the dismissal of Marcum, neither the Company nor anyone on its behalf consulted BPM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BPM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).
In approving the selection of BPM as the Company’s independent registered public accounting firm, the Committee considered all relevant factors, including any non-audit services previously provided by BPM to the Company.
Independent Registered Public Accounting Firm Fees and Services
BPM did not bill any fees to us for any services during fiscal year 2023. Fees billed by BPM in fiscal year 2024 were as follows:
Fee Category	2024
Audit Fees(1)	$338,966
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$338,966

Fees billed by Marcum in fiscal years 2023 and 2024 were as follows:
Fee Category	2024	2023
Audit Fees(1)(2)	$78,215	$283,168
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(3)	15,000	—
Total	$93,215	$283,168

(1)
Audit fees include fees for professional services rendered for the audit of our annual financial statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC (including registration statements and related prospectuses).

(2)
Audit fees in 2024 for Marcum related solely to professional fees rendered for auditor consents, comfort letters and related services in connection with offerings and registration statements.

(3)
Other fees consist of file transfer fees in connection with the change in independent registered accounting firm.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by BPM during 2024 were pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Marcum during 2024 and 2023 were pre-approved by the Audit Committee.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Schedule 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Schedule 14A of the Exchange Act, at least every six years, stockholders have an opportunity to provide an advisory vote on how frequently we should hold an advisory vote on the compensation of our named executive officers. Our stockholders last voted on this matter at our 2020 annual meeting of stockholders. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years, or they may abstain from voting.
After careful consideration, the Board has determined that a non-binding advisory stockholder vote on executive compensation that occurs once every two years is the most appropriate alternative for us, and therefore our Board recommends that you vote for a non-binding advisory stockholder vote on executive compensation once every two years.
In formulating its recommendation, the Board considered that given the nature of our compensation programs, a vote every two years would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and practices. Such frequency provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. Our Board believes an annual advisory vote would not allow for changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective.
The voting frequency option that receives the highest number of votes cast will be deemed the frequency for the advisory vote to approve executive compensation that has been approved, on an advisory basis, by stockholders. The vote to approve the frequency of future say on pay votes is advisory and therefore will not be binding on the Company. However, the Company will take the voting results into consideration when determining the frequency and timing of future say on pay votes.
OUR BOARD RECOMMENDS A VOTE OF “TWO YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 5 — APPROVAL OF THE ENERGOUS CORPORATION AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN
We are asking stockholders to approve an increase of 2,000,000 shares of our common stock under our 2024 Equity Incentive Plan, as amended and restated to reflect the share increase (the “2024 Plan”), such that the fixed share reserve under the 2024 Plan will be increased from 456,000 shares to 2,456,000 shares. The Board adopted the share increase to the 2024 Plan, subject to stockholder approval, on April 16, 2025.
Other than the proposed increase to the number of shares reserved for issuance under the 2024 Plan, the terms of the 2024 Plan have not been amended since our stockholders approved the 2024 Plan at the 2024 Annual Meeting of Stockholders.
All share numbers in this proposal are not adjusted to reflect the potential effects of the Reverse Stock Split Proposal. The proposal to increase the shares under the 2024 Plan is not contingent on approval of the amendment to our Certificate of Incorporation related to the Reverse Stock Split Proposal.
Overview
The Board of Directors and the Compensation Committee believe that the 2024 Plan is a key part of the Company’s compensation philosophy and programs. The 2024 Plan is intended to attract and retain key talent, provide employees with a stake in the Company’s success, and align our team with long-term stockholder value creation. The San Francisco Bay Area technology market in which we operate is highly competitive for talent at all levels of our organization, and our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. We typically grant equity awards to all levels of employees at the Company. The Board and the Compensation Committee believe that the interests of the Company and its stockholders will be advanced by the share increase so that we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
As of April [•], 2025, [•] shares of our common stock remained available for future grants under the 2024 Plan. As of April [•], 2025, [•] shares were subject to outstanding RSUs under the 2024 Plan and no stock options or other award types were outstanding under the 2024 Plan. As of April [•], 2025, [•] shares were subject to outstanding RSUs under the Prior Plans (as defined below) and no shares were subject to outstanding stock options under the Prior Plans. Only RSUs are outstanding under the Prior Plans. The Prior Plans were terminated in connection with stockholder approval of the initial 2024 Plan at the 2024 Annual Meeting of Stockholders. The Prior Plans were our (i) 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 2014 Non-Employee Equity Compensation Plan (the “Non-Employee Equity Plan”), (iii) Performance Share Unit Plan (the “2015 Plan”) and (iv) 2017 Equity Inducement Plan (the “2017 Plan”). As of April [•], 2025, [•] shares of our common stock were outstanding.
In addition to the newly requested 2,000,000 shares, the following shares from the Prior Plans previously approved by our stockholders are available for issuance under the 2024 Plan, up to an aggregate maximum of 289,687 shares as of the date of initial stockholder approval of the 2024 Plan at the 2024 Annual Meeting of Shareholders (which number is [•] shares as of April [•], 2025) (the “Roll-In Shares”):
•
any shares remaining available for issuance under the Prior Plans as new awards, other than under the Inducement Plan, as of the date of initial stockholder approval of the 2024 Plan; and

•
any shares subject to outstanding awards under the Prior Plans on the date of initial stockholder approval of the 2024 Plan, other than under the Inducement Plan, that expire or terminate without being settled in shares on or after the date of initial stockholder approval of the 2024 Plan.

The Compensation Committee and the Board determined the number of newly requested shares based on a review of our historical equity grant practices, anticipated future grants, the recent trading price of our common stock and the percentage of our outstanding common stock that the newly requested shares would represent, which was approximately six percent. We currently anticipate that if the share increase to the 2024 Plan is approved by our stockholders, the number of shares reserved for awards under the 2024 Plan will be sufficient to cover our equity awards for the next two years. Our future burn rate will depend on a number of factors, including the number of participants in the 2024 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in the compensation practices of our competitors and the competitive landscape for recruiting and retaining talent, or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
If our stockholders do not approve the share increase to the 2024 Plan, the 2024 Plan will remain in effect with its current terms and conditions and with its current number of shares reserved for issuance. However, the Company will not be able to meet its anticipated equity grant needs based on the remaining share reserve under the 2024 Plan which will have a detrimental effect on the Company. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the 2024 Plan.
As of April [•], 2025, the closing price of our common stock as quoted on The Nasdaq Capital Market was $[•] per share.
Corporate Governance Aspects of the 2024 Plan
The 2024 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible service providers and our stockholders’ interests. These provisions include, but are not limited to, the following:
•
Limited Re-Use of Shares.   Shares tendered or withheld to pay the exercise price or purchase price of awards (including under stock-settled stock appreciation rights) and shares withheld to pay taxes under awards are not eligible for re-use under the 2024 Plan.

•
Forfeiture upon For Cause Termination.   All plan awards held by a participant may be annulled by the Company upon the participant’s termination for cause.

•
No Discounted Stock Options or Discounted Stock Appreciation Rights (“SARs”).   Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date (with a limited exception for options or SARs we assume or substitute in acquisition transactions).

•
No Repricing without Stockholder Approval.   Other than in connection with a change in the Company’s capitalization, the Company will not, without stockholder approval, reduce the exercise price of a stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

•
No Transferability.   Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•
Clawback.   Plan awards are subject to clawback under any Company clawback policy and all applicable laws requiring the clawback of compensation.

•
No Evergreen Provision.   The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•
No Automatic Grants.   The plan does not provide for automatic grants to any participant.

•
No Tax Gross-Ups.   The plan does not provide for any tax gross-ups.

•
Multiple Award Types.   The plan permits the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted and unrestricted stock awards, performance share units and other types of equity and cash grants, subject to the share limits of the 2024 Plan. This breadth of award types enables the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•
Dividends.   No dividends or dividend equivalents are paid on stock options, SARs or unearned RSUs or performance shares.

•
Independent Oversight.   The plan is administered by a committee of independent Board members.

•
Director and Other Limits.   The plan contains annual limits on the amount of awards that may be granted to non-employee directors and other participants.

Material Features of the 2024 Plan
The material terms of the 2024 Plan are summarized below. This summary is not intended to be a complete description of the 2024 Plan and is qualified in its entirety by the actual text of the 2024 Plan, which is attached as Appendix A to this proxy statement.
Eligibility
Awards may be granted under the 2024 Plan to officers, employees, non-employee directors, consultants and advisors of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of April [•], 2025, approximately [•] employees, including one executive officer, and three non-employee directors are eligible to receive grants under the 2024 Plan.
Administration
The 2024 Plan may be administered by the Board or the Compensation Committee. Subject to the terms of the 2024 Plan, the Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times when such awards are granted and the terms and conditions of such awards. The Compensation Committee is also authorized to interpret and construe the 2024 Plan and award agreements issued thereunder and to establish such rules and regulations as it determines appropriate for the proper administration of the 2024 Plan.
Number of Authorized Shares
The number of newly requested shares of common stock for the 2024 Plan is 2,000,000 shares which amount will be added to the current share reserve of 456,000 shares for an aggregate share reserve of 2,456,000 shares under the 2024 Plan.
In addition, the Roll-In Shares described above under “Overview” in this proposal are available for issuance under the 2024 Plan from the Prior Plans, other than the Inducement Plan, up to a maximum of [•] shares as of April [•], 2025. The Roll-In Shares were previously approved by our stockholders. Shares issuable under the 2024 Plan are subject to adjustment as set forth in the 2024 Plan and as described below under “Adjustments.”
Any shares surrendered or tendered in payment of the option price or the purchase price of an award or any taxes required to be withheld in respect of an award will count against the number of shares of common stock available for grant under the 2024 Plan and will not be eligible for re-use under the 2024 Plan.
If any award granted under the 2024 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares thereunder or if shares are issued under an award and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2024 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2024 Plan: (i) any award that is settled in cash rather than by issuance of shares of common stock and (ii) awards granted in assumption of or in substitution for awards previously granted by an acquired company.
Shares issuable under the 2024 Plan may consist of authorized but unissued shares, treasury shares or shares purchased on the open market or otherwise.
Limits on Awards to Non-Employee Directors; Other Limits
The maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed the following in total value: (i) $500,000 for the Chair of the Board and (ii) $300,000 for each non-employee director other than the Chair of the Board. However, awards granted to non-employee directors upon their initial election to the Board or the board of directors of an affiliate will not be counted towards this limit. Any awards that are scheduled to vest over a period of more than one calendar year will be applied pro rata for purposes of the foregoing limit based on the number of years over which such awards are scheduled to vest. For purposes of these grants, the value of any awards is to be calculated based on the average of the closing trading prices of the common stock on the principal stock exchange for such common stock during the 30 consecutive trading days immediately preceding the grant date of the award.
No participant may receive awards of options or SARs in excess of 75,000 shares or other awards, such as RSUs, performance share units, stock awards or restricted stock, in excess of 75,000 shares in any single calendar year, each limit to apply independently of the other.
Adjustments
Subject to any required action by our stockholders, in the event of any change in our common stock effected without the receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2024 Plan and to any outstanding awards, and to the purchase price per share of any outstanding awards in order to prevent dilution or enlargement of participant rights under the 2024 Plan.
If a majority of our shares of common stock are exchanged for, converted into, or otherwise become shares of another corporation, the Compensation Committee may unilaterally amend outstanding awards under the 2024 Plan to provide that such awards are for new shares. In such event, the number of shares subject to, and the purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Compensation Committee. The Compensation Committee may also make such adjustments in the terms of any award to reflect changes in our capital structure or distributions as it deems appropriate.
Types of Awards
The 2024 Plan permits the grant of any or all of the following types of awards:
•
Stock Options.   Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the U.S. Internal Revenue Code (“Code”), or nonqualified stock options. The Compensation Committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

•
Stock Appreciation Rights.   The Compensation Committee may grant SARs, either as a right in tandem with the number of shares underlying stock options granted under the 2024 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.
•
Stock Awards, Restricted Stock and Restricted Stock Units.   The Compensation Committee may grant awards of stock, restricted stock, and restricted stock units, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Restricted stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

•
Performance Awards, Including Performance Share Units.   The Compensation Committee may grant performance awards, including performance share units, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period of at least one year. Performance awards may be denominated in shares of common stock or in cash and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

Performance goals applicable to performance awards may be based on the attainment of specified levels of one, or any combination, of selected performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by the Company, including, but not limited to, one or more performance goals based on (i) cash flow; (ii) earnings per share; (iii) earnings measures (including EBIT and EBITDA); (iv) total or relative stockholder return; (v) share price performance; (vi) revenue; and (vii) other metrics capable of measurement by the Compensation Committee.
The Compensation Committee may determine at the time that the performance goals are established the extent to which the measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).
•
Other Share-based Awards.   The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2024 Plan and any other terms and conditions determined by the Compensation Committee.

No Repricing
Without stockholder approval, the Board and the Compensation Committee are not authorized to
(i) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2024 Plan, such as stock splits, (ii) take any other action that is treated as a repricing under generally accepted accounting principles or (iii) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, RSUs or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change permitted under the 2024 Plan.
Forfeitures
The grant of an award under the 2024 Plan may be contingent upon the participant executing the appropriate award agreement. The Company may retain the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate or any confidentiality obligation with respect to the Company or any affiliate, or otherwise in competition with the Company or any affiliate, to the extent specified in the award agreement applicable to the participant. Furthermore, the Company may annul an award if the participant is terminated for cause.

Clawback
All awards, amounts or benefits received or outstanding under the 2024 Plan will be subject to clawback, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A participant’s acceptance of an award under the 2024 Plan will be deemed to constitute the participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the participant, and the participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.
Change in Control
In the event of a “change in control” (as defined in the 2024 Plan), outstanding awards under the 2024 Plan may be continued or may be assumed or substituted by the surviving or acquiring entity, in which case the holders of awards generally will be eligible to receive the consideration payable with respect to our outstanding shares in connection with the change in control. Any award that is not assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the change in control will terminate and cease to be outstanding effective as of the time of the change in control.
Additionally, the Compensation Committee may, without participant consent, determine that awards outstanding under the 2024 Plan immediately prior to the change in control will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to the canceled award in (i) cash, (ii) our stock or stock of a corporation or other business entity that is a party to the change in control or (iii) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of our common stock in the change in control, reduced by the exercise or purchase price per share, if any, under such award.
For purposes of the 2024 Plan, “change in control” generally means:
•
the acquisition, other than from the Company, by an individual, entity or group of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Securities”);

•
a reorganization, merger, consolidation of the Company, other than such a transaction in which more than 50% of the combined voting period of the outstanding voting securities of the surviving or resulting entity immediately following the transaction is held by persons who, immediately before the transaction, were the holders of the Voting Securities;

•
a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

•
during any period of 24 consecutive months, the incumbent directors (as defined in the 2024 Plan) cease to constitute a majority of the Board.

Term, Termination and Amendment of the 2024 Plan
Unless earlier terminated by the Board, the 2024 Plan will terminate, and no further awards may be granted thereunder, on the tenth anniversary of the date of Board adoption of the 2024 Plan, which adoption date was April 24, 2024. The Board may amend, suspend or terminate the 2024 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2024 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits
All awards made under the 2024 Plan will be made at the Board’s or the Compensation Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2024 Plan are not determinable at this time. No awards have been granted that are contingent on stockholder approval of the share increase to the 2024 Plan.
The following table sets forth information with respect to RSUs granted under the 2024 Plan since its initial approval by the stockholders on June 12, 2024 through April [•], 2025 to the individuals and groups described in the table (including [•] shares that have been cancelled). RSUs were the only equity award type granted in 2024.
Name and Position/Group	Number of Shares Underlying RSUs
Mallorie Burak Chief Executive Officer and Chief Financial Officer	60,000
All executive officers as a group	60,000
All non-employee directors as a group	4,750
All employees, including all executive officers and non-employee directors, as a group	595,750
Please also refer to the “Outstanding Equity Awards at December 31, 2024” and “Director Compensation” for information about the equity awards granted, respectively, to our named executive officers and our non-employee directors in 2024.
U.S. Federal Income Tax Consequences of the 2024 Plan
The following is a brief summary of the U.S. federal income tax consequences of the 2024 Plan generally applicable to the Company and to participants in the 2024 Plan who are subject to U.S. federal taxes and who receive awards under the 2024 Plan. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options.   A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant generally will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from the sale and the tax basis of the shares sold. Such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. The participant’s tax basis in the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the nonqualified stock option. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred tax rates. The deductibility of capital losses is subject to limitations.
Incentive Stock Options.   A participant generally will not recognize taxable income upon the grant of an incentive stock option or the vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for U.S. alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of one year from the date the participant exercised the option under the 2024 Plan and two years from the grant date of the incentive stock option, the participant generally will recognize long-term gain or loss equal to the difference between the amount realized in the disposition and the exercise price of the incentive stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before the holding period requirements described above are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize compensation taxable as ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the incentive stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the incentive stock option). The balance of the participant’s gain on a disqualifying disposition, if any, generally will be taxed as capital gain, and such capital gain will be long-term capital gain if the participant’s holding period in the shares was more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred rates. The deductibility of capital losses is subject to limitations.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights (SARs).   A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR, or the amount of cash received, on the date of exercise and the grant price of the SAR. With respect to any shares received, upon a sale of shares, a participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of the shares and the tax basis of the shares. The tax basis of the shares generally will be equal to the value of the shares on the date received. Such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred tax rates. The deductibility of capital losses is subject to limitations.
Restricted Stock Awards.   A participant generally will not recognize taxable income on the grant of unvested restricted stock, unless the participant makes a valid election under Code Section 83(b) to be taxed at the time of the grant (a “Section 83(b) Election”). If a participant does not make a Section 83(b) Election with respect to restricted stock, when restrictions on shares of restricted stock lapse, such that the shares are vested and no longer subject to a substantial risk of forfeiture, a participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock. If a participant makes a Section 83(b) Election with respect to restricted stock, the participant will recognize ordinary income at the time of grant equal to the difference between the fair market value of the shares on that date and any amount paid by the participant for the shares. If the Section 83(b) Election is made, the participant will not be allowed a deduction for any income recognized with respect to shares that are subsequently required to be forfeited to the Company. When a participant sells the shares received, the participant generally will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from the sale and the tax basis of the shares sold, which generally will be equal to the amount paid for the shares, plus any ordinary income recognized by the participant. Such capital gain or loss will be long-term capital gain or loss if the participant’s holding period in the shares was more than one year. A participant’s holding period for the shares generally begins at the time the participant recognizes income with respect thereto. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred tax rates. The deductibility of capital losses is subject to limitations.
Restricted Stock Units (RSUs) and Performance Awards.   A participant generally will not recognize taxable income upon the grant of RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payment in an amount equal to the fair market value (on the vesting or payment date) of the shares or cash received. When a participant sells the shares received in respect of an RSU or Performance Award, the participant generally will recognize capital gain or loss, as the case may be, equal to difference between the amount realized on the sale of shares and the participant’s tax basis in the shares, which generally is equal to the value of the shares on the date of transfer to the participant. Long-term capital gains of non-corporate taxpayers are generally taxed at preferred tax rates. The deductibility of capital losses is subject to limitations.
Other Stock or Cash-Based Awards.   The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms and conditions of each award.
Tax Consequences to the Company.   In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.
Code Section 409A.   We intend that awards granted under the 2024 Plan will comply with, or otherwise be exempt from, Code Section 409A. However, we make no representation or warranty to that effect and will have no liability to any person if any provisions of or payments, compensation or other benefits under the 2024 Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not satisfy the conditions of that section.
Tax Withholding.   We are authorized to deduct or withhold from any award granted or payment due under the 2024 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2024 Plan until all tax withholding obligations are satisfied.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ENERGOUS CORPORATION AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARE RESERVE

EQUITY COMPENSATION PLAN INFORMATION
At the 2024 annual meeting of stockholders, the Company’s stockholders approved the 2024 Plan, which replaced the following equity compensation plans under which equity securities were previously authorized for issuance to our employees and directors: the 2013 Plan, the Non-Employee Equity Plan, the 2017 Plan and the 2015 Plan. We also maintained the Energous Corporation Employee Stock Purchase Plan, which was terminated on January 21, 2025. All of these plans (with the exception of the 2017 Plan) were approved by our stockholders. Although no equity securities may be issued in the future under the 2013 Plan, the Non-Employee Equity Plan, the 2017 Plan or the 2015 Plan, previously granted awards remain outstanding under each of these plans.
The following table presents information about our equity plans as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities outstanding)
Equity compensation plans approved by security holders	476,221(1)	$—	262,883(2)
Equity compensation plans not approved by security holders	62,285(3)	$—	—
Total	538,506	$—	262,883

(1)
All 476,221 outstanding shares as of December 31, 2024 are restricted stock units under the 2024 Plan that have been granted and not vested as of December 31, 2024.

(2)
Includes 262,883 shares available for issuance under our 2024 Plan.

(3)
Shares represent restricted stock units awarded under the 2017 Plan that have not yet vested as of December 31, 2024.

Material Features of the 2017 Equity Inducement Plan
The 2017 Plan was established by the Board in December 2017 with the purpose of attracting, retaining and motivating employees whose potential contributions are important to our success. In accordance with Nasdaq rules, this plan was used to offer equity awards as material inducements for new employees to join the Company and provide an opportunity for them to participate in the Company’s future performance. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that could be issued under the 2017 Plan was 130,000 (as adjusted to reflect the 1:20 reverse stock split effected on August 15, 2023).
The equity grants awarded under the 2017 Plan were typically in the form of restricted stock units, but could also consist of stock options, with exercise prices equal to the fair market value of our common stock on the date of grant. As of December 31, 2024, no shares of common stock remain available to be issued through equity-based instruments under the 2017 Plan.

PROPOSAL 6 — APPROVAL OF REVERSE STOCK SPLIT
General
The Board has determined that it is advisable and in the Company’s and its stockholders’ best interests that the Board be granted the authority to implement a reverse stock split of the outstanding shares of our common stock at any time on or prior to our 2026 annual meeting of stockholders, at a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set at a whole number within this range by the Board in its sole discretion. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio, or to abandon the proposed amendment and not effect the reverse stock split authorized by stockholders.
A reverse stock split may be necessary to regain compliance with Nasdaq’s minimum bid requirement and maintain our listing on The Nasdaq Capital Market, and therefore, our Board currently believes the reverse stock split may be in the best interest of our Company and our stockholders. If the reverse stock split is approved and our Board determines it is in our and our stockholders’ best interests to implement the reverse stock split, upon the effectiveness of the amendment to our Certificate of Incorporation effecting the reverse stock split, the outstanding shares of our common stock would be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The Board’s decision to implement the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of The Nasdaq Capital Market.
On August 29, 2024, we received written notice from the staff of the Listing Qualifications Department of Nasdaq (the “Staff”) indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We had until February 25, 2025 to regain compliance with the minimum bid price requirement. On February 27, 2025, we received written notice from the Staff granting us an additional 180 calendar days, or until August 25, 2025, to regain compliance with the minimum bid price requirement. The Nasdaq determination to grant the second compliance period was based on us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. The Company is actively monitoring the closing bid price of its common stock and is considering all available options to regain compliance with the minimum bid price requirement, including by a reverse stock split if approved by our stockholders.
If this proposal is approved by our stockholders as proposed, our Board would have the sole discretion to effect the amendment and reverse stock split at any time prior to our 2026 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio is not less than 1-for-5 and not more than 1-for-50. We believe that enabling our Board to fix the specific ratio of the reverse stock split within this range will provide us with the flexibility to implement the split, if at all, in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split.”
The reverse stock split, if approved by our stockholders and implemented by our Board, would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. If our Board decides to implement the reverse stock split, the exact timing of the amendment would be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders but will not occur after our 2026 annual meeting of stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
Purpose
If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of our common stock so as to maintain the listing of our common stock on The Nasdaq Capital Market. A failure to maintain our listing on the Nasdaq Capital Market would result in delisting from The Nasdaq Capital Market, which would negatively impact the value and liquidity of our common stock, adversely affect our ability to raise additional financing through the public or private sale of equity securities and significantly reduce the ability of investors to trade our securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.
Other potential benefits of an increase to the per share trading price of our common stock that results from the reverse stock split include:
•
broadening the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•
making our common stock a more attractive investment to institutional investors; and

•
better enabling us to raise funds to finance planned operations.

An increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.
In evaluating the reverse stock split, our Board will also take into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board plans to implement the reverse stock split if it determines that these potential negative factors are outweighed by the potential benefits, and believes that increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.
Failure to approve the amendment to effect a reverse stock split could have serious, adverse effects on the Company and its stockholders. Without the flexibility to implement a reverse stock split, we may fail to attract investment interest in our Company and common stock, which could result in the failure to obtain the financing resources that we need to continue and expand our operations on the timing anticipated or at all. In addition, we could be delisted from the Nasdaq Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If the Nasdaq Capital Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock (less than $5.00 per share), adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.
The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split, if implemented, is attached as Appendix B to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our Board, which would be effected at a ratio of not less than 1-for-5 and not more than 1-for-50.

Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split
If our stockholders approve the reverse stock split, our Board will be authorized to proceed with the reverse stock split. In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board may consider, among other things, various factors, such as:
•
the historical trading price and trading volume of our common stock;

•
the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;

•
our ability to continue our listing on the Nasdaq Capital Market;

•
which reverse stock split ratio would result in the least administrative cost to us; and

•
prevailing general market and economic conditions.

Effect of the Reverse Stock Split
The reverse stock split would be effected simultaneously for all outstanding shares of our common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in our Company, except to the extent that the reverse stock split resulted in any of our stockholders owning a fractional share. The reverse stock split would not change the terms of our common stock. After the reverse stock split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.
As of the effective time of the reverse stock split, we would adjust and proportionately increase the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we would adjust and proportionately increase the total number of shares of our common stock that may be the subject of the future grants under our stock plans.
The following table contains approximate information relating to our common stock under the certain reverse stock split ratios, without giving effect to any adjustments for fractional shares of common stock, as of April [•], 2025:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance
Pre-Reverse Stock Split	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-5	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-10	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-15	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-20	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-25	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-30	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-35	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-40	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-45	200,000,000	[•]	[•]
Reverse Stock Split Ratio of 1-for-50	200,000,000	[•]	[•]

The above table is solely illustrative of the implications or various ratios of a reverse stock split. However, if this proposal is approved by stockholders, the Board would have authority to implement a reverse stock split of the outstanding shares of our common stock at any time on or prior to our 2026 annual meeting of stockholders, at any ratio in a range of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set at a whole number within this range by the Board in its sole discretion.
If this proposal is approved and our Board elects to effect the reverse stock split, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 210,000,000 shares, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.
Additionally, if this proposal is approved and our Board elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio selected by our Board. If the Board does not implement the reverse stock split by the date of our 2026 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate.
Certain Disadvantages Associated with the Reverse Stock Split
The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances, including our previous reverse stock splits, is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.
In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.
Risks of a Reverse Stock Split
We cannot assure you that a reverse stock split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Listing Rules.
The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to attract investment and maintain compliance with the Nasdaq minimum bid price. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances, including our previous reverse stock splits, is varied. It is possible that (i) the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, (ii) the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks, or result in increased trading volume or liquidity; or (iii) the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. Even if we effect a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the reverse stock split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The reverse stock split may decrease the liquidity of our stock.
The liquidity of our capital stock may be harmed by the reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.
In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the reverse stock split to have any anti-takeover effects.
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates
If our stockholders approve the proposal to effect the reverse stock split, and if our Board still believes that a reverse stock split is in the best interests of us and our stockholders, our Board will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.
Beneficial Owners of Common Stock.   Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.
Registered Holders of Common Stock.   Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare Trust Company, N.A. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.
Holders of Certificated Shares of Common Stock.   As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.
Fractional Shares
We would not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights
No action is proposed herein for which the laws of the State of Delaware, or our Certificate of Incorporation or Bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.
Accounting Consequences
The reverse stock split would not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock would be retroactively increased for each period because there would be fewer shares of common stock outstanding.
Certain U.S. Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, investors in partnerships or other pass-through entities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the bonds being taken into account in an applicable financial statement, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. Additionally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase shares of common stock in anticipation of the reverse stock split.
If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the U.S. federal income tax treatment of a partner or an equity interest owner of such other entity generally will depend upon the status of the partner or owner and the activities of the partnership or other entity. Partnerships holding common stock and partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders, including stockholders who are non-U.S. persons, should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company.   In general, the reverse stock split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split so qualifies, we should not recognize taxable income, gain or loss in connection with the reverse stock split.
Tax Consequences to Stockholders.   As a result of the tax treatment described above, a stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged. Special tax basis and holding period rules may apply to stockholders that acquired different blocks of common stock at different prices or at different times.
A stockholder who receives cash in lieu of a fractional share interest and satisfies certain requirements under Section 302 of the Code generally will be treated as having exchanged a fractional share interest for cash in redemption of such fractional share interest. Assuming such redemption treatment applies, a stockholder who receives cash in lieu of a fractional share interest should recognize capital gain or loss equal to the difference between the cash received and the portion of the tax basis of the common shares allocated to the fractional share interest. Any capital gain or loss will generally be long-term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Long-term capital gains of non-corporate stockholders are generally taxed at preferred rates. The deductibility of capital losses is subject to limitations.
Under certain circumstances, cash received by a stockholder in lieu of a fractional share interest could be treated as a dividend for U.S. federal income tax purposes instead of a redemption subject to capital gain treatment. We recommend that stockholders consult their own tax advisors to determine the tax consequences to them of receiving cash in lieu of a fractional share interest.
Information Reporting and Backup Withholding.   Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO RANGING FROM ANY WHOLE NUMBER BETWEEN 1-FOR-5 AND
1-FOR-50, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION

PROPOSAL 7 — ADJOURNMENT PROPOSAL
The Board believes that if the number of shares of the Company’s common stock in favor of any or all of Proposals 5 and/or 6 is insufficient to approve such proposal, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposals 5 and/or 6, as applicable.
In this Proposal 7, we are asking stockholders to authorize us to adjourn the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any or all of Proposals 5 and/or 6 in order to approve such proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSALS 5 OR 6

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of April [•], 2025 by:
•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•
each member of our Board of Directors, and each nominee for election to our Board;

•
each named executive officer identified in the Summary Compensation Table below; and

•
all of our executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 330, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned by them, except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs that may vest, within 60 days after April [•], 2025 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
Current Directors and Executive Officers
Rahul Patel	3,659	*
J. Michael Dodson	4,236	*
David Roberson	4,236	*
Mallorie Burak(2)	19,250	*
All directors and current executive officers as a group (four (4) persons)	25,131	*
Five Percent Stockholders
None	—	—
Former Executive Officers
Cesar Johnston(3)	92,776	*
Susan Kim-van Dongen(4)	—	—

*
Represents less than 1% of our outstanding shares of common stock.

(1)
Percentages are calculated based upon [•] shares of common stock outstanding as of April [•], 2025.

(2)
Includes 6,250 RSUs that vest within 60 days after April [•], 2025.

(3)
Mr. Johnston resigned as President and Chief Executive Officer on March 24, 2024, and his term as a director ended on June 12, 2024. The information reflected in the table above and in this footnote is based solely on Mr. Johnston’s most recent Form 4, filed with the SEC on May 24, 2024.

(4)
Ms. Susan Kim-van Dongen resigned as Acting Chief Financial Officer effective January 15, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater-than 10% stockholders complied with all applicable filing requirements on a timely basis during 2024, except for one Form 4 for Cesar Johnston filed on May 28, 2024 in connection with the vesting of performance restricted stock units that occurred on April 5, 2024.

EXECUTIVE OFFICERS
Set forth below is background information relating to our current executive officer as of April [•], 2025:
Name	Age	Position
Mallorie Burak	54	Chief Executive Officer, Chief Financial Officer and Director
There are no family relationships between any of our directors and our executive officer.
Mallorie Burak joined the Company in January 2024 as our Chief Financial Officer and has also served as our Chief Executive Officer and a Director since October 2024. Ms. Burak also served as our interim principal executive officer from March 2024 until her appointment as permanent Chief Executive Officer in October 2024. Prior to joining the Company, Ms. Burak served as President and Chief Financial Officer of Knightscope, Inc., an advanced public safety technology company, from October 2020 to January 2024, Chief Financial Officer of ThinFilm Electronics ASA, a solid-state lithium battery start-up, from July 2019 to June 2020, and Chief Financial Officer of Alta Devices, Inc., a GaAs thin-film solar technology start-up, from February 2016 to July 2019. Ms. Burak also acted as an Advisor and Board Member at Locale from July 2020 to September 2021, a Financial Advisor at SSG Capital Advisors LLC from January 2020 to October 2020, and as a Financial Advisor at SIM-X Tactical Solutions, Inc. from September 2015 to January 2020. Ms. Burak was previously President and Chief Financial Officer of FriendFinder Networks Inc., and served as Chief Financial Officer of Rainmaker Systems, Inc. and FoodLink, and Vice President and Interim Chief Financial Officer of Southwall Technologies. Ms. Burak holds a Bachelor of Science in Business Administration and an MBA from San Jose State University.

EXECUTIVE COMPENSATION
Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units, including performance-based restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.
The following table provides information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2023 and 2024.
Summary Compensation Table for 2024
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation	TOTAL
Mallorie Burak(2) Chief Executive Officer and Chief Financial Officer	2024	$379,849	$334,250(3)	$135,452	$—	$849,551
Cesar Johnston(4) Former Chief Executive Officer	2024	140,513	—	—	1,202,972(5)	1,343,485
	2023	400,000	186,750	15,500	—	602,500
Susan Kim-van Dongen(6) Former Acting Chief Financial Officer	2024	52,000	—	—	—	52,000
	2023	291,200	—	—	—	291,200

(1)
Amounts shown in this column indicate the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our 2024 Annual Report on Form 10-K.

(2)
Ms. Burak was appointed as Chief Financial Officer effective January 16, 2024, and as interim principal executive officer effective March 24, 2024. On October 16, 2024, Ms. Burak was appointed permanent Chief Executive Officer of the Company, in addition to serving in her role as Chief Financial Officer. Ms. Burak did not serve as an executive officer of the Company in 2023.

(3)
Represents (i) a guaranteed bonus of $150,000 for 2024 and (ii) a $50,000 one-time sign-on bonus, in each case pursuant to Ms. Burak’s employment arrangements with the Company. See “Executive Employment Agreement with Mallorie Burak” below. In addition, Ms. Burak received a special one-time bonus of $75,000 in connection with her appointment to serve as interim principal executive officer during 2024. The Compensation Committee also awarded Ms. Burak a discretionary bonus of $59,250 for her additional efforts for the Company in 2024.

(4)
Mr. Johnston’s service as President and Chief Executive Officer ended effective as of March 24, 2024.

(5)
Represents severance benefits to Mr. Johnston in connection with his termination of service with the Company pursuant to amounts due to him under the Johnston A&R CIC Agreement (as defined below).

(6)
Ms. Susan Kim-van Dongen resigned as Acting Chief Financial Officer effective January 15, 2024.

Narrative Disclosure to Summary Compensation Table
The compensation of the Company’s named executive officers is comprised of the following major elements: (a) base salary, (b) bonuses, and (c) long-term equity incentives, consisting primarily of restricted stock units granted under the Company’s 2024 Equity Incentive Plan. These principal elements of compensation are described below.

Base Salary
Base salary is provided as a fixed source of compensation for our named executive officers. Adjustments to base salaries are reviewed annually by the Compensation Committee and may be adjusted from time to time to reflect promotions or other changes in the scope of breadth of the named executive officer’s role or responsibilities, as well as to maintain market competitiveness. For 2024, the base salaries of Ms. Burak and Mr. Johnston were set pursuant to their respective employment agreements with the Company.
Cash Bonuses
Annual cash bonuses may be awarded based on qualitative and quantitative performance standards to reward performance of our named executive officers.
For 2024, as noted above, Ms. Burak earned a discretionary bonus of $59,250 under the Company’s 2024 Corporate Bonus Plan. Pursuant to her employment agreement, Ms. Burak received a sign-on bonus of $50,000 and earned a guaranteed bonus of $150,000 during 2024, and she also received a special one-time bonus of $75,000 in connection with her appointment to serve as interim principal executive officer of the Company. Other than in connection with his severance, Mr. Johnston was not awarded a bonus in 2024 due to his termination of service as an executive officer of the Company in March 2024.
Long-Term Equity Incentives
Grants made under our 2024 Plan provide continual motivation for our officers, employees, consultants and directors to achieve our business and financial objectives, align their interests with the long-term interests of our stockholders, and provide a long-term retention incentive.
For 2024, Ms. Burak was awarded RSU awards with vesting terms set forth below, subject to continuous service with the Company through each applicable vesting date. See “Executive Employment Arrangements” below for additional information. Ms. Burak also received special equity awards in 2024 in connection with her appointment (i) as interim principal executive officer in March 2024, and (ii) as permanent Chief Executive Officer in October 2024.
Executive Employment Agreement with Mallorie Burak
In connection with Ms. Burak’s appointment as Chief Financial Officer, the Company provided Ms. Burak with an offer letter (the “Burak Offer Letter”), dated November 29, 2023, pursuant to which Ms. Burak receives an annual base salary of $395,000, subject to further adjustments by the Company. Under the Burak Offer Letter, Ms. Burak was also entitled to receive (i) a guaranteed annual bonus of $150,000 for 2024, subject to her continued employment with the Company through December 31, 2024, and (ii) a one-time sign-on bonus in connection with her commencement of service with the Company. Beginning in 2025, Ms. Burak will be eligible to receive a discretionary annual bonus starting at up to $200,000, based on Company and individual performance objectives to be determined by the Compensation Committee.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by the named executive officers as of December 31, 2024.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (#)(1)
Mallorie Burak	1/15/2024	52,000(2)	$52,520
	6/27/2024	25,000(3)	25,250
	10/16/2024	35,000(4)	35,350
Cesar Johnston(5)		—	—
Susan Kim-van Dongen(6)		—	—

(1)
Based on the closing price of our common stock of $1.01 on December 31, 2024, the last trading day of our fiscal year 2024, as reported by Nasdaq.

(2)
Represents an RSU award vesting in four equal installments on January 15, 2025, January 15, 2026, January 15, 2027 and January 15, 2028, subject to the continued service to the Company through each vesting date.

(3)
Represents an RSU award vesting in four equal installments on June 27, 2025, June 27, 2026, June 27, 2027 and June 27, 2028, subject to the continued service to the Company through each vesting date.

(4)
Represents an RSU award vesting in four equal installments on October 16, 2025, October 16, 2026, October 16, 2027 and October 16, 2028, subject to the continued service to the Company through each vesting date.

(5)
Mr. Johnston’s service as President and Chief Executive Officer ended effective as of March 24, 2024, and his term as a director ended on June 12, 2024. Mr. Johnston received the amounts set forth under “Termination or Change in Control Arrangements” below in connection with his separation, with the forfeiture of any other equity awards.

(6)
Ms. Susan Kim-van Dongen resigned as Acting Chief Financial Officer effective January 15, 2024.

Termination or Change in Control Arrangements
Mallorie Burak.   In connection with Ms. Burak’s appointment as Chief Financial Officer and interim principal executive officer, the Company and Ms. Burak entered into a severance and change in control agreement (the “Burak CIC Agreement”), effective as of June 1, 2024. Under the terms of the Burak CIC Agreement, in a Qualifying Termination (as defined in the Burak CIC Agreement) not in connection with a Change in Control (as defined in the Burak CIC Agreement), Ms. Burak is entitled to (a) a one-time lump sum payment by the Company in an amount equal to 12 months of her monthly base salary plus an amount equal to 100% of her target bonus, (b) accelerated vesting of 50% of unvested equity awards (other than awards that vest upon satisfaction of performance criteria), and (c) if Ms. Burak timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company or its successor will pay the full amount of Ms. Burak’s COBRA premiums on her behalf for 12 months.
Cesar Johnston.   In connection with Mr. Johnston’s appointment as Chief Executive Officer, the Company and Mr. Johnston entered into an amended and restated severance and change in control agreement (the “Johnston A&R CIC Agreement”), dated as of December 6, 2021. Under the terms of the Johnston A&R CIC Agreement, in the event of a termination that was not a change-in-control qualifying termination, Mr. Johnston was entitled to (a) a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 100% of his target bonus plus, if agreed by the Compensation Committee, a discretionary bonus for the year in which the termination occurs, (b) any outstanding unvested equity awards held by Mr. Johnston that would vest in the next 18 months of continuing employment (other than any equity awards that vest upon satisfaction of performance criteria) would accelerate and become vested and (c) if Mr. Johnston timely elected continued coverage under COBRA, the Company or its successor would pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months. Mr. Johnston received the amounts set forth above in connection with his termination of service as President and Chief Executive Officer in March 2024.

PAY VERSUS PERFORMANCE
In accordance with the SEC’s disclosure requirements, we are providing the following information about the relationship between executive compensation, our total shareholder return and net loss for the most recent three years. For further information about our executive compensation program, including how we link compensation to performance, see “Executive Compensation” above.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2024, 2023, and 2022, and our financial performance for each such fiscal year. The amounts shown for “Compensation Actually Paid” reflects the Summary Compensation Table total with certain adjustments, as described in footnote 2, below, but does not reflect compensation actually earned, realized, or received by our NEOs.
Year(1)	Summary Compensation Table Total for Mallorie Burak ($)	Summary Compensation Table Total for Cesar Johnston ($)	Compensation Actually Paid to Mallorie Burak ($)(2)	Compensation Actually Paid to Cesar Johnston ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Loss ($)
2024	849,551	1,343,485	827,219	1,327,687	52,000	52,000	4.04	(18,398,000)
2023	—	565,500	—	583,450	812,842	826,227	5.08	(19,366,763)
2022	—	1,569,700	—	1,267,331	986,059	873,418	46.44	(26,275,260)

(1)
For each fiscal year shown, our principal executive officers, or PEOs, and our remaining NEOs or Non-PEO NEOs, represent the following individuals:

Year	PEOs	Non-PEO NEOs
2024	Mallorie Burak, Cesar Johnston	Susan Kim-van Dongen
2023	Cesar Johnston	William Mannina, Susan Kim-van Dongen
2022	Cesar Johnston	William Mannina, Neeraj Sahejpal

(2)
Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year as determined under Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”, which include the following adjustments:

First PEO’s Equity Award Adjustment Breakout
To calculate the amounts in the “Compensation Actually Paid to Mallorie Burak” column in the table above, the following amounts were deducted from or added to (as applicable) Mallorie Burak’s total compensation as reported in the Summary Compensation Table:
Year	Summary compensation table total for Mallorie Burak ($)	Reported value of equity awards for Mallorie Burak(1) ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value of increase or decrease from prior year end for awards that vested during the year ($)	Fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions (forfeited awards) ($)	Compensation actually paid to Mallorie Burak ($)
2024	849,551	(135,452)	113,120	—	—	—	—	827,219
2023	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—

(1)
Represents the grant date fair value of the stock awards granted to Mallorie Burak, as reported in the Summary Compensation Table.

Second PEO’s Equity Award Adjustment Breakout
To calculate the amounts in the “Compensation Actually Paid to Cesar Johnston” column in the table above, the following amounts were deducted from or added to (as applicable) Cesar Johnston’s total compensation as reported in the Summary Compensation Table:
Year	Summary compensation table total for Cesar Johnston ($)	Reported value of equity awards for Cesar Johnston(1) ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value of increase or decrease from prior year end for awards that vested during the year ($)	Fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions (forfeited awards) ($)	Compensation actually paid to Cesar Johnston ($)
2024	1,343,485	—	—	—	—	523	(16,321)	1,327,687
2023	565,500	(15,500)	—	10,113	2,059	21,278	—	583,450
2022	1,569,700	(689,700)	278,600	(47,243)	162,341	2,633	—	1,267,331

(1)
Represents the grant date fair value of the stock awards granted to Cesar Johnston, as reported in the Summary Compensation Table.

NEO Equity Award Adjustment Breakout
To calculate the amounts in the “Average Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) the average total compensation of our non-PEO NEOs as reported in the Summary Compensation Table:
Year	Average summary compensation table total for Non-PEO NEOs ($)	Reported value of equity awards for NEOs(1) ($)	Fair value as of year-end for awards granted during the years ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions (forfeited awards) ($)	Average compensation actually paid to NEOs ($)
2024	52,000	—	—	—	—	—	—	52,000
2023	812,842	—	—	—	—	16,102	(2,717)	826,227
2022	986,059	(69,525)	56,430	(20,959)	—	(78,587)	—	873,418

(1)
Represents the grant date fair value of the stock awards granted to our non-PEO NEOs, as reported in the Summary Compensation Table.

Relationship Between Pay and Financial Performance Measures
The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs, with our cumulative total shareholder return, or TSR, for the fiscal years ended December 31, 2024, 2023 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs, with our net loss, for the fiscal years ended December 31, 2024, 2023 and 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation agreements and other arrangements that are described in “Executive Compensation,” in fiscal years 2024 and 2023 there were not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be involved, in which the amount exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.
Our Board has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee comprises Mr. Dodson, Mr. Roberson and Mr. Patel. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and has discussed them with both management and BPM LLP (“BPM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and the applicable requirements of the SEC. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BPM their independence from management and the Company. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by BPM with that firm’s independence.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.
Respectfully submitted by the Audit Committee.
THE AUDIT COMMITTEE:
J. Michael Dodson, Chair
David Roberson
Rahul Patel

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December [•], 2025, unless the date of our 2026 Annual Meeting is more than 30 days before or after June 11, 2026, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual meeting be received by our Corporate Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, notice of stockholder proposals for the 2026 Annual Meeting of Stockholders must be received by us between February 11, 2026 and March 13, 2026. If the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or 60 days after June 11, 2026, we must receive the proposal or nomination no earlier than the 120th day before the annual meeting date and no later than the 90th day before the annual meeting date, or the 10th day following the day on which public disclosure of the date of the 2026 Annual Meeting of Stockholders is made if the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting. In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, the proposing stockholder should also comply with the additional requirements of a proper notice under SEC Rule 14a-19, which includes the statement that such stockholder intends to solicit at least 67% of the voting power of our shares of common stock entitled to vote on the election of directors in support of director nominees other than our nominees. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders of record may revoke their consent at any time by contacting EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or toll free at (800) 468-9716.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134, Attn: Investor Relations, or call Mallorie Burak at (408) 963-0269.
Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address listed above.

OTHER BUSINESS
The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 11, 2025: The proxy statement and 2024 annual report to stockholders are available at www.proxyvote.com.
A copy of the Company’s 2024 Annual Report to Stockholders, which consists of our 2024 Annual Report on Form 10-K for the year ended December 31, 2024, is available without charge upon written request to: Secretary, Energous Corporation, 3590 North First Street, Suite 330, San Jose, California 95134.

APPENDIX A
ENERGOUS CORPORATION
AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN
(amended and restated effective:                  )
Energous Corporation sets forth herein the terms and conditions of its Amended and Restated 2024 Equity Incentive Plan, as follows:
1.   PURPOSE AND ESTABLISHMENT
1.1   Purpose
The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, Non-Employee Directors, employees and Consultants, and to motivate such officers, Non-Employee Directors, employees and Consultants to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance share units, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
1.2   Replacement Plan
The Plan replaces the following plans of the Company: (i) the Company’s 2013 Equity Incentive Plan, (ii) the Company’s 2014 Non-Employee Equity Compensation Plan, (iii) the Company’s Performance Share Unit Plan, and (iv) the Company’s 2017 Equity Inducement Plan (the “Inducement Plan,” and collectively with the other plans in clauses (i) through (iii), the “Prior Plans”). The Prior Plans shall be frozen, and no further awards may be made under the Prior Plans on or after the Effective Date (as defined in Section 2). However, the Prior Plans shall continue to govern the terms and conditions of outstanding awards granted pursuant to the Prior Plans.
2.   DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1 “Acquiror” shall have the meaning set forth in Section 15.2.
2.2 “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.
2.3 “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms and conditions of the Award as approved by the Committee.
2.4 “Award” means a grant of an Option, SAR, RSU, Restricted Stock, Stock Award, Performance Award (including a Performance Share Unit), Other Share-based Award or cash award under the Plan.
2.5 “Award Agreement” means a written (including electronic) agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.
2.6 “Board” means the Board of Directors of the Company.
2.7 “Business Combination” shall have the meaning set forth in Section 15.2.

2.8 “Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement, or, if there is no such definition, “Cause” means, unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties or reputational harm; (iii) the repeated failure by the Grantee to follow the directives of the Chief Executive Officer of the Company or any of its Affiliates or the Board or other person to whom the Grantee directly reports; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies or agreement to which the Grantee is subject, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates.
2.9 “Change in Control” shall have the meaning set forth in Section 15.2.
2.10 “Code” means the United States Internal Revenue Code of 1986.
2.11 “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.
2.12 “Company” means Energous Corporation, a Delaware Corporation, or any successor corporation.
2.13 “Common Stock” means the common stock of the Company.
2.14 “Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.
2.15 “Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement, or, if there is no such definition, “Disability” means, unless otherwise provided in the applicable Award Agreement, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).
2.16 “Effective Date” means the date the Plan was initially approved by the Stockholders, which date was June 12, 2024.
2.17 “Eligible Prior Plans” shall have the meaning set forth in Section 4.1.
2.18 “Exchange Act” means the United States Securities Exchange Act of 1934.
2.19 “Fair Market Value” of a Share as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Common Stock is not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Common Stock is not otherwise determinable, such value as determined by the Committee.
2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.
2.21 “Grant Date” means the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Committee in the Award Agreement.
2.22 “Grantee” means a person who receives or holds an Award.
2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.
2.24 “Incumbent Directors” shall have the meaning set forth in Section 15.2.
2.25 “Inducement Plan” shall have the meaning set forth in Section 1.2.
2.26 “Non-Employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.
2.27 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.28 “Option” means an option to purchase one or more Shares pursuant to the Plan.
2.29 “Option Price” means the exercise price for each Share subject to an Option.
2.30 “Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, RSUs, Restricted Stock, Stock Awards, or Performance Share Units.
2.31 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of at least one year established by the Committee, and includes an Annual Incentive Award and Performance Share Units.
2.32 “Performance Share Unit” means a bookkeeping entry reflecting the right to receive Shares or their cash equivalent subject to the satisfaction of specified terms and conditions, including performance terms, awarded to a Grantee pursuant to Section 12.
2.33 “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
2.34 “Plan” means this Energous Corporation Amended and Restated 2024 Equity Incentive Plan.
2.35 “Prior Plans” shall have the meaning set forth in Section 1.2.
2.36 “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock or a Stock Award.
2.37 “Restricted Period” shall have the meaning set forth in Section 10.1.
2.38 “Restricted Stock” means restricted Shares that are subject to specified terms and conditions, awarded to a Grantee pursuant to Section 10.
2.39 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the right to receive Shares or their cash equivalent subject to the satisfaction of specified terms and conditions, awarded to a Grantee pursuant to Section 10.
2.40 “SAR Exercise Price” means the per Share exercise price of a SAR granted to a Grantee under Section 9.

2.41 “SEC” means the United States Securities and Exchange Commission.
2.42 “Section 409A” means Code Section 409A.
2.43 “Securities Act” means the United States Securities Act of 1933.
2.44 “Separation from Service” means the termination of a Service Provider’s Service, whether initiated by the Service Provider or the Company or an Affiliate; provided that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.
2.45 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.
2.46 “Service Provider” means an employee, officer, Non-Employee Director or Consultant of the Company or an Affiliate.
2.47 “Share” means a share of Common Stock.
2.48 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.
2.49 “Stock Award” means an Award of Shares of Common Stock granted to a Grantee pursuant to Section 10.
2.50 “Stockholder” means a stockholder of the Company.
2.51 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.52 “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
2.53 “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.
2.54 “Termination Date” means the tenth anniversary of the date of initial Board adoption of the Plan, unless the Plan is earlier terminated by the Board under Section 5.2.
2.55 “Voting Securities” shall have the meaning set forth in Section 15.2.
3.   ADMINISTRATION OF THE PLAN
3.1   General
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan, any Award or any Award Agreement shall be in the Board’s (or the Committee’s, as applicable) sole discretion and shall be final, binding and conclusive. Without limitation, the Committee shall have full and final power and authority, subject to the other terms and conditions of the Plan, to:
(i)   designate Grantees;
(ii)   determine the type or types of Awards to be made to Grantees;
(iii)   determine the number of Shares to be subject to an Award;
(iv)   establish the terms and conditions of each Award, including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;
(v)   prescribe the form of each Award Agreement;
(vi)   amend, modify or supplement the terms or conditions of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom; and
(vii)   interpret and construe the Plan and any Award Agreement and establish such rules and regulations as it shall determine appropriate for the proper administration of the Plan.
To the extent permitted by applicable law, the Board or the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board or the Committee delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s or the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s or the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board or the Committee.
3.2   No Repricing
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
3.3   Award Agreements; Clawbacks
The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause.
All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Grantee’s acceptance of an Award shall be deemed to constitute (i) the Grantee’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and (ii) the Grantee’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
3.4   Trading Policy and Other Restrictions
Transactions involving Awards are subject to the Company’s insider trading policy and other restrictions, terms, conditions and policies, as may be established by the Company (including the Board or a committee of the Board) from time to time or as may be required by applicable law.
3.5   Deferral Arrangement
The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.
3.6   Change in Service; Leave of Absence
Subject to applicable law, the Company’s chief human resources officer or other person performing that function shall be authorized to determine the effect on Awards of a Grantee’s leave of absence or change in hours of employment or service. Notwithstanding the foregoing, any such determinations made with respect to individuals subject to reporting with the SEC under Section 16 of the Exchange Act shall be made by the Committee.
3.7   No Liability
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.
3.8   Book Entry
Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.
4.   STOCK SUBJECT TO THE PLAN
4.1   Authorized Number of Shares
Subject to adjustment under Section 15, the aggregate number of Shares authorized to be issued under the Plan is:
(i)   2,456,000 Shares; plus
(ii)   any Shares previously authorized under the Prior Plans, other than any Shares authorized under the Inducement Plan (such Prior Plans, excluding the Inducement Plan, the “Eligible Prior Plans”) that, on the Effective Date, have not been granted under the Eligible Prior Plans and are not, as of the Effective Date, subject to outstanding awards thereunder; plus
(iii)   any Shares subject to outstanding awards under the Eligible Prior Plans that, on or after the Effective Date, subsequently lapse, expire, terminate or are canceled prior to the issuance of Shares thereunder, which Shares shall cease to set aside or reserved for issuance pursuant to the applicable Eligible Prior Plan on the date on which they cease to be subject to such awards and shall instead be set aside and reserved for issuance pursuant to Awards under the Plan; the aggregate maximum number of Shares that may become available for grant from the Eligible Prior Plans pursuant to clauses (ii) and (iii) of this Section 4.1 is 289,687.
Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise, all as may be determined by the Board from time to time.
4.2   Share Counting
4.2.1.   General
Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to the provisions of this Section 4.2.
4.2.2.   Cash-Settled Awards
Any Award paid or settled in cash shall not be counted as issued Shares for any purpose under the Plan.
4.2.3.   Expired or Terminated Awards
If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards. Any Shares under a Restricted Stock Award that are repurchased or forfeited to the Company shall similarly again be available for the grant of Awards.
4.2.4.   Payment of Option Price or Tax Withholding in Shares
If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Grantee (which are not subject to any pledge or other security interest) are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall not again be available for the grant of Awards. For a stock-settled SAR, the gross number of Shares for which the SAR is exercised shall be counted against the limit in Section 4.1.
4.2.5.   Substitute Awards
Substitute Awards shall not be counted against the number of Shares reserved under the Plan.
4.3   Award Limits
4.3.1.   Incentive Stock Options
Subject to adjustment under Section 15, 456,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.
4.3.2.   Individual Award Limits for Share-Based Awards
Subject to adjustment under Section 15, the maximum number of Shares subject to each type of Award (other than cash-based Performance Awards) that may be granted to any Grantee in any calendar year shall not exceed the following number of Shares: (i) Options and SARs: 75,000 Shares; and (ii) all other share-based Awards (including Restricted Stock, RSUs, Stock Awards, Performance Share Units and Other Share-based Awards): 75,000 Shares, each limit to apply independently of the other.
4.3.3.   Individual Award Limits for Cash-Based Awards
The maximum amount of cash-based Performance Awards that may be granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Awards: $1.0 million; and (ii) all other cash-based Performance Awards: $1.0 million.

4.3.4.   Limits on Awards to Non-Employee Directors
The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value: (i) $500,000 for the Chair of the Board and (ii) $300,000 for each Non-Employee Director other than the Chair of the Board; provided, however, that awards granted to Non-Employee Directors upon their initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.4. Any Awards or other equity compensation plan awards that are scheduled to vest over a period of more than one calendar year shall be applied pro rata for purposes of the limit under this Section 4.3.4 based on the number of years over which such awards are scheduled to vest. For purposes of this Section 4.3.4, the value of any Awards shall be calculated based on the average of the closing trading prices of the Common Stock on the principal stock exchange for such Common Stock during the 30 consecutive trading days immediately preceding the date the Award is granted.
5.   EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1   Term
The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the Termination Date and may be terminated on any earlier date as provided in Section 5.2.
5.2   Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded; provided that the Awards may be amended without the consent of the Grantee to comply with applicable law or to clarify the manner of exemption from, or to bring an Award into compliance with, Section 409A.
6.   AWARD ELIGIBILITY AND LIMITATIONS
6.1   Service Providers
Subject to this Section 6.1, Awards may be made to any Service Provider as the Committee may determine and designate from time to time.
6.2   Successive Awards
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.3   Stand-Alone, Additional, Tandem, and Substitute Awards
Awards may be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Committee shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Committee may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).
7.   AWARD AGREEMENT
The grant of any Award may be contingent upon the Grantee executing an appropriate Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms and conditions of the Plan. The Company has no obligation for uniformity of treatment of Grantees under the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.   TERMS AND CONDITIONS OF OPTIONS
8.1   Option Price
The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.
8.2   Vesting
Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.
8.3   Term
Each Option shall terminate, and all rights to purchase Shares thereunder shall cease 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.
8.4   Limitations on Exercise of Option
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event that results in termination of the Option.
8.5   Method of Exercise
An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
8.6   Rights of Holders of Options
Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.7   Delivery of Stock Certificates
Subject to Section 3.6, promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and applicable tax withholding, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.
8.8   Limitations on Incentive Stock Options
An Option shall constitute an Incentive Stock Option only (i) if the Grantee is an employee of the Company or any Subsidiary as of the Grant Date, (ii) to the extent specifically provided in the related Award Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1   Right to Payment
A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price, as determined by the Committee. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A.
9.2   Other Terms
The Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms and conditions of any SAR.
9.3   Term of SARs
The term of a SAR shall be determined by the Committee; provided, however, that such term shall not exceed 10 years.
9.4   Payment of SAR Amount
Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares, as determined by the Committee) in an amount determined by multiplying (i) the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by (ii) the number of Shares with respect to which the SAR is exercised.

10.
TERMS AND CONDITIONS OF STOCK AWARDS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1   Restrictions
The Committee may grant Stock Awards, Restricted Stock and Restricted Stock Units on such terms and conditions as the Committee shall determine in its sole discretion. At the time of grant, the Committee may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.
10.2   Restricted Stock Certificates
The Company shall issue Shares, in the name of each Grantee to whom a Stock Award or Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares under the Award granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.3   Rights of Holders of Restricted Stock
Unless the otherwise provided in the applicable Award Agreement, holders of Stock Awards and Restricted Stock shall have rights as Stockholders, including voting and dividend rights.
10.4   Rights of Holders of RSUs
10.4.1.   Settlement of RSUs
RSUs may be settled in cash, in Shares or in a combination thereof, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.
10.4.2.   Voting and Dividend Rights
Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights.
10.5   Purchase of Restricted Stock
The Grantee shall be required, to the extent required by applicable law, to purchase Shares under a Stock Award or an Award of Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares subject to such Award or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Committee, in consideration for past Services rendered.
10.6   Delivery of Shares
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Shares of Restricted Stock or RSUs settled in

Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11.   FORM OF PAYMENT FOR OPTIONS, STOCK AWARDS AND RESTRICTED STOCK
11.1   General Rule
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for a Stock Award or Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.
11.2   Surrender of Shares
To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for a Stock Award or Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or the Purchase Price for a Stock Award or Restricted Stock has been paid, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.
11.3   Cashless Exercise
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
11.4   Other Forms of Payment
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.
12.
TERMS AND CONDITIONS PERFORMANCE SHARE UNITS AND OTHER PERFORMANCE AWARDS

12.1   Performance Conditions
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions during a prescribed performance period as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
12.2   Performance Goals Generally
The performance goals for Performance Share Units and other Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of the Performance Share Awards and other Performance Awards. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, Affiliates or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine at the time that goals under this Section 12 are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual, infrequently occurring or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.
12.3   Business Criteria
One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition or acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added; (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; (xxxvi) any other metric that is capable of measurement by the Committee; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income and operating income).
12.4   Settlement of Performance Awards; Other Terms
Settlement of Performance Awards may be in cash, Shares, other Awards or other property, as determined by the Committee. The Committee may reduce the amount of a settlement otherwise to be made in connection with Performance Awards.
12.5   Written Determinations
Following the completion of a performance period applicable to a Performance Award, the Committee shall determine whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate the amount of the Performance Awards earned for the performance period. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing.
13.   OTHER SHARE-BASED AWARDS
13.1   Grant of Other Share-based Awards
Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms and conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.
13.2   Terms of Other Share-based Awards
Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
14.   REQUIREMENTS OF LAW
14.1   General
The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other person or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Committee determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual under an Award, including pursuant to an Option exercise, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
14.2   Rule 16b-3
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
15.   EFFECT OF CHANGES IN CAPITALIZATION
15.1   Adjustments for Changes in Capital Structure
Subject to any required action by the Stockholders, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the

Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Committee pursuant to this Section 15.1 shall be made in accordance with Section 409A to the extent applicable.
15.2   Change in Control
15.2.1.   Consequences of a Change in Control
Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following in connection with a Change in Control:
(i)   Accelerated Vesting; Cancellation of Unvested Awards.   The Committee may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Grantee’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. Unless otherwise provided in an Award Agreement, any Awards that are unvested or not exercised prior to the effective time of a Change in Control may be terminated for no consideration.
(ii)   Assumption, Continuation or Substitution.   In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2, if so determined by the Committee, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Committee may determine such Fair Market Value as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(iii)   Cash-Out of Awards.   The Committee may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Committee may determine such Fair Market Value as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2 for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment therefore.
The Committee need not take the same action in connection with the Change in Control with respect to all Awards or portions thereof, all Grantees, or the vested and unvested portions of an Award. The Committee may provide that payments may be subject to the same terms and conditions as the payment of consideration to the Stockholders in connection with the Change in Control, including any delay as a result of escrows, earn outs, holdbacks or other contingencies. The Committee may also provide that payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based vesting metrics that applied to the Award immediately prior to the closing of the Change in Control.
15.2.2.   Payment Conditions
By accepting an Award under the Plan, each Grantee agrees that if an Award is to be terminated in connection with a Change in Control in exchange for a payment in cash, securities or other property, the Committee may require, as condition to receipt of any such payment, that the Grantee execute an Award termination agreement providing for, among other things, (i) the Grantee’s agreement and consent to (x) the amount of such consideration to be paid in respect of the Award and (y) the termination of the Award in exchange for such consideration, (ii) the Grantee’s agreement to be bound by any applicable provisions contained in the definitive agreements relating to the Change inf Control that are applicable to Stockholders generally, (iii) a customary release of any and all claims the Grantee may have, whether known, unknown or otherwise, arising from or relating to the Award and ownership of Company securities, (iv) the Grantee’s agreement to keep all non-public information provided in connection with the Change in Control transaction confidential, and (v) other customary provisions.
15.2.3.   Change in Control Defined
Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:
(i)   The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the

Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”);
(ii)   A reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the Persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or
(iii)   A complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or
(iv)   During any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).
Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
15.3   Adjustments
Adjustments under this Section 15 related to Shares or securities of the Company shall be made by the Committee. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.
16.   NO LIMITATIONS ON COMPANY
The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
17.   TERMS APPLICABLE GENERALLY TO AWARDS
17.1   Disclaimer of Rights
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms and conditions of the Plan.
17.2   Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

17.3   Withholding Taxes
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Committee, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
17.4   Other Provisions
Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee.
17.5   Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms and conditions, and all provisions shall remain enforceable in any other jurisdiction.
17.6   Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.
17.7   Section 409A
The Company intends that the Plan and Awards granted under the Plan (unless otherwise expressly provided for in the Award Agreement or Committee resolutions approving the Award) are exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to share options, share appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5) or 1.409A-1(b)(6), or otherwise. The Committee shall use best efforts to interpret, operate and administer the Plan and any Award granted under the Plan in a manner consistent with this intention. However, the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.
17.7.1.   If Section 409A is applicable to any Award granted under the Plan (that is, to the extent not so exempt), the Committee intends that the non-exempt Award will comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A.
17.7.2.   If necessary for exemption from, or compliance with, Section 409A:
(i)   All references in the Plan or any Award granted under the Plan to the termination of the Grantee’s employment or service are intended to mean the Grantee’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i).

(ii)   The Committee shall treat each installment that vests or is delivered under an Award in a series of payments or installments as a separate and distinct payment for purposes of Section 409A, unless expressly set forth in the Award Agreement that each installment is not a separate payment.
(iii)   If the Grantee is a “specified employee,” within the meaning of Section 409A, then if necessary to avoid subjecting the Grantee to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Grantee’s “separation from service” will not be paid to the Grantee during such period, but will instead be accumulated and paid to the Grantee (or, in the event of the Grantee’s death, the Grantee’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Grantee’s separation from service or the Grantee’s death, unless the amounts can be paid in another manner that complies with Section 409A.
(iv)   If, after the Grant Date of an Award, the Committee determines that an Award is reasonably likely to fail to be either exempt from or compliant with Section 409A, the Committee reserves the right, but shall not be required, to unilaterally (and without the affected Grantee’s consent) amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A. Any such amendment or modification made to avoid the imposition of adverse taxation under Section 409A shall be deemed not to materially impair a Grantee’s rights or obligations under any Award.
17.8   Separation from Service
The Committee shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.
17.9   Transferability of Awards
17.9.1.   Transfers in General
Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.
17.9.2.   Family Transfers
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.
17.9.3.   Dividends and Dividend Equivalent Rights
If specified in the Award Agreement, the recipient of an Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders, as determined by the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award that is subject to the achievement of performance criteria be payable before the Award has become earned and payable.
17.10   No Trust of Fund.
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Grantee, and no Grantee shall have any rights that are greater than those of a general unsecured creditor of the Company.
17.11   Plan Construction
In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

APPENDIX B
CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ENERGOUS CORPORATION
Energous Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: The name of the corporation is Energous Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 30, 2012, under the name “DvineWave Inc.” The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 10, 2013. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 26, 2014, and was amended on March 26, 2014, May 26, 2020, July 27, 2020, July 27, 2020, and August 15, 2023 (as so amended, the “Second Amended and Restated Certificate of Incorporation”).
SECOND: Article IV of the Second Amended and Restated Certificate of Incorporation is hereby amended by adding the following two paragraphs as new paragraphs [fourth] and [fifth]:
“Contingent and effective as of [•] Eastern time on [•] (the “Effective Time”), each [•]* shares of the Corporation’s Common Stock, par value $0.00001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.00001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.
The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”
THIRD: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: This Certificate of Amendment so adopted (i) shall be effective as of [•] Eastern time on [•], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Second Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Second Amended and Restated Certificate of Incorporation remain in full force and effect.

*
This amendment approves the reverse stock split of the Corporation’s Common Stock, at a ratio in the range of 1-for-5 to 1-for-50. By approving this amendment, the stockholders of the Corporation would be deemed to approve the exact ratio at a whole number within the range referred to above as determined by the board of directors in its sole discretion.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [•] day of [•].
ENERGOUS CORPORATION
By:

[NAME]
[TITLE]

B-2

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION, DATED APRIL 17, 2025SCAN TOVIEW MATERIALS & VOTE ENERGOUS CORPORATION3590 NORTH FIRST STREET, SUITE 330 SAN JOSE, CA 95134 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WATT2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72613-P30669 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENERGOUS CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR ALL of the following: AllAll Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees:01)David Roberson02)Mallorie Burak03)J. Michael Dodson04)Rahul Patel !!! The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2.Ratify the appointment of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025.3.Approve, in a non-binding advisory vote, the compensation of our named executive officers. !!!!!! The Board of Directors recommends you vote TWO YEARS for proposal 4. 1 Year 2 Years 3 Years Abstain 4.Approve, in a non-binding advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers. !!!! The Board of Directors recommends you vote FOR proposals 5, 6 and 7.For Against Abstain5.Approve the Energous Corporation Amended and Restated 2024 Equity Incentive Plan to increase the available share reserve by 2,000,000 shares.!!!6.Approve an amendment to our second amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a!!!ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board of Directors in its discretion.7.Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual!!!Meeting to approve proposals 5 or 6.NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.ENERGOUS CORPORATIONProxy for 2025 Annual Meeting of Stockholders June 11, 2025 9:00 a.m. Pacific TimeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Mallorie Burak, with the power to act and with full power of substitution, as proxy and attorney-in-fact and hereby authorizes her to represent and vote, as provided on the reverse side, all of the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in her discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders of Energous Corporation to be held on Wednesday, June 11, 2025 at 9:00 a.m. Pacific Time online or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side